Exhibit 99.1

BROCADE CONTACTS
Media Relations Kristy Campbell Tel: 408-333-4221 kcampbel@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com
Brocade Reports Fiscal Q2 2015 Results
Board Approves Third Quarter Dividend Increase
SAN JOSE, Calif., May 21, 2015 — Brocade® (NASDAQ: BRCD) today reported financial results for its second fiscal quarter ended May 2, 2015. Brocade reported second quarter revenue of $547 million, up 2% year over year and down 5% sequentially. The Company reported GAAP diluted Earnings Per Share (EPS) of $0.18, up from a loss of $0.03 per share in Q2 2014 and down from $0.20 in Q1 2015. The Q2 2014 GAAP loss was due to a non-cash goodwill impairment charge associated with the strategic repositioning of the Brocade ADX® product family. Non-GAAP diluted EPS was $0.22 for Q2 2015, up from $0.19 in Q2 2014 and down from $0.27 in Q1 2015.

“We significantly grew our IP Networking revenue year over year and closed the acquisitions of Connectem and the SteelApp assets, expanding our strong portfolio of virtual IP networking services,” said Lloyd Carney, CEO of Brocade. “These next-gen software-based technologies, together with our hardware products, allow us to build more strategic solutions for our customers and underscore our vision for the New IP.”

Key Financial Metrics:

	Q2 2015		Q1 2015		Q2 2014		Q2 2015 vs. Q1 2015	Q2 2015 vs. Q2 2014
Revenue	$547	M	$576	M	$537	M	(5%)	2%
GAAP EPS—diluted	$0.18		$0.20		$(0.03)		(11%)	NMF*
Non-GAAP EPS—diluted	$0.22		$0.27		$0.19		(19%)	14%
GAAP gross margin	68.1%		67.6%		66.0%		0.5 pts	2.1 pts
Non-GAAP gross margin	68.8%		68.4%		66.7%		0.4 pts	2.1 pts
GAAP operating margin	20.9%		24.2%		3.8%		(3.3) pts	17.1 pts
Non-GAAP operating margin	24.6%		28.5%		23.2%		(3.9) pts	1.4 pts
*NMF = not meaningful
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
Highlights:

•
SAN product revenue was $314 million, down 2% year over year. The decline was primarily the result of softer storage demand and operational issues at certain OEM partners. The sequential revenue decline of 11% was at the low end of the Company’s outlook for the quarter and consistent with the last two years, where the fiscal second quarters have seen sequential revenue declines of 10% to 12%.

•
IP Networking product revenue was $145 million, up 19% year over year. The growth was primarily due to higher sales of routers (up 40%) and Ethernet switches (up 8%), as well as higher software networking revenue, which now includes SteelApp revenue from the date of closing of the acquisition in early March. The increased sales year over year were primarily due to service provider and U.S. federal customers. Sequentially, IP Networking revenue increased 9% due to higher routing and switching sales, as well as higher software networking revenue.

•
Global Services revenue was $88 million, down 7% year over year primarily due to the additional week of support revenue recognized in Q2 2014, which was a 14-week fiscal quarter for Brocade. Global Services revenue was down 2% sequentially due to the timing of certain large support renewal orders.

•
During the quarter, Brocade completed the previously announced acquisitions of Connectem Inc., a pioneer in the LTE virtual evolved packet core market, and the SteelApp assets from Riverbed Technology, Inc.

Board Declares Dividend:

•
Consistent with the Company’s philosophy of returning cash to shareholders, the Brocade Board of Directors has declared a quarterly cash dividend of $0.045 per share of the Company’s common stock, a 29% increase from the prior dividend of $0.035 per share. The dividend payment will be made on July 2, 2015, to stockholders of record at the close of market on June 10, 2015.

Brocade management will host a conference call to discuss the fiscal second quarter results and the fiscal third quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). To access the webcast, please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q2 2015 product, customer, and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101

Financial Highlights and Additional Financial Information

	Q2 2015	Q1 2015	Q2 2014
Routes to market as a % of total net revenues:
OEM revenues	63%	67%	68%
Channel/Direct revenues	37%	33%	32%
10% or greater customer revenues	49%	44%	56%
Geographic split as a % of total net revenues (1):
Domestic revenues	56%	58%	59%
International revenues	44%	42%	41%
Segment split as a % of total net revenues:
SAN product revenues	57%	61%	60%
IP Networking product revenues	27%	23%	22%
Global Services revenues	16%	16%	18%
SAN business revenues (2)	67%	71%	71%
IP Networking business revenues (2)	33%	29%	29%
IP Networking product revenues by use category (3):
Data Center (4)	62%	53%	57%
Enterprise Campus	30%	34%	37%
Carrier Network (MAN/WAN)	8%	13%	6%

Additional information:	Q2 2015		Q1 2015		Q2 2014
GAAP net income (loss)	$77	M	$87	M	$(14	)M
Non-GAAP net income	$95	M	$118	M	$87	M
GAAP operating income	$114	M	$139	M	$20	M
Non-GAAP operating income	$134	M	$164	M	$124	M
EBITDA	$135	M	$159	M	$41	M
Effective GAAP tax provision rate	26.0%		23.1%		225.1%
Effective Non-GAAP tax provision rate	25.7%		23.1%		24.6%
Cash and cash equivalents	$1,367	M	$1,359	M	$1,138	M
Restricted cash (5)	$—		$312	M	$—
Deferred revenues	$306	M	$310	M	$304	M
Capital expenditures	$18	M	$17	M	$14	M
Total debt, net of discount (6)	$788	M	$1,084	M	$598	M
Cash, net of senior debt, convertible debt and capitalized leases (7)	$491	M	$483	M	$535	M
Cash provided by operations	$202	M	$10	M	$168	M
Days sales outstanding	31 days		38 days		35 days
Employees at end of period	4,553		4,305		4,061
SAN port shipments	0.9	M	1.1	M	1.1	M
Share repurchases (8)	$77.1	M	$132.4	M	$50.1	M
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

(1)
Revenues are attributed to geographic areas based on product delivery location. Since some OEM partners take delivery of Brocade products domestically and then ship internationally to their end users, the percentage of international revenues based on end-user location would likely be higher.

(2)	SAN and IP Networking business revenues include hardware and software product, support, and services revenues.

(3)
Product revenue by use category is estimated based on analysis of the information the Company collects in its sales management system. The estimated percentage of revenue by use category may fluctuate quarter-to-quarter due to seasonality and the timing of large customer orders.

(4)	Data Center includes enterprise, service provider, and government data center revenues.

(5)	Q1 2015 restricted cash was used to redeem the $300 million principal of the 2020 senior secured notes and pay for the associated call premium and interest earned on February 13, 2015.

(6)
Q2 2015 and Q1 2015 total debt, net of discount, includes the debt discount recorded for the conversion feature that is required to be separately accounted for as equity for the $575 million convertible debt, thereby reducing the carrying value of the debt. The unamortized debt discount for the conversion feature was $77 million as of May 2, 2015, and $80 million as of January 31, 2015.

(7)
Q1 2015 cash, net of senior debt, convertible debt and capitalized leases excludes restricted cash of $312 million and the 2020 senior secured notes of $300 million that were redeemed on February 13, 2015.

(8)	$1.3 million of the $77.1 million in shares repurchased in Q2 2015 were pending cash settlement as of May 2, 2015.
Non-GAAP Financial Measures
To supplement financial information presented on a GAAP basis, Brocade provides information presented on a non-GAAP basis. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, financial information presented on a GAAP basis. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The most directly comparable GAAP information and a reconciliation between the GAAP and non-GAAP amounts is provided in the tables at the end of this press release.

Management believes that the non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance, both from period to period and relative to its competitors. Management also believes these non-GAAP financial measures help with the determination of Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations and the allocation of resources.
Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance relative to its competitors;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analyses; and

•	a better understanding of how management plans and measures Brocade’s underlying business.

Management excludes certain gains or losses and benefits or costs in determining non-GAAP financial measures that are the result of infrequent events or events that arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in our Q1 2015 debt refinancing; (ii) acquisition and integration costs; (iii) restructuring, goodwill impairment and other related costs (benefits); and (iv) specific non-cash and non-recurring tax benefits or detriments.

Management also excludes the following non-cash charges in determining non-GAAP financial measures (i) stock-based compensation expense, (ii) amortization of purchased intangible assets, and (iii) non-cash interest expense related to the convertible debt.

Management believes that the exclusion of stock-based compensation allows for more accurate comparisons of Brocade’s operating results to Brocade’s peer companies because of the varying use of valuation methodologies and subjective assumptions and the variety of award types. Management also believes that the exclusion of the expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and the exclusion of amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses. In connection with the convertible debt, under the relevant accounting guidance, a non-cash interest expense is recognized for the convertible debt as an imputed interest expense for the conversion feature. Management believes excluding the non-cash interest expense related to the convertible debt from its non-GAAP financial measures is useful for investors because the expense does not represent a cash outflow and is not indicative of ongoing operating performance.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

Limitations: These non-GAAP financial measures have limitations because they do not include all items of income and expense that impact the company. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies. Management compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. Management also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure, and management encourages investors to review carefully those reconciliations.
Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to, statements regarding Brocade’s financial results, goals, plans, strategy, business outlook and prospects. These statements are based on current expectations as of the date of this presentation and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. The risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; Brocade’s ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade’s ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade’s international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments. These and other risks are set forth in more detail in Brocade’s Form 10-Q for the fiscal quarter ended January 31, 2015, and in Brocade’s Annual Report on Form 10-K for the fiscal year ended November 1, 2014. Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)

ADX, Brocade, Brocade Assurance, the B-wing symbol, DCX, Fabric OS, HyperEdge, ICX, MLX, MyBrocade, OpenScript, The Effortless Network, VCS, VDX, Vplane, and Vyatta are registered trademarks, and Fabric Vision and vADX are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of others.

© 2015 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	May 2, 2015	May 3, 2014	May 2, 2015	May 3, 2014
	(In thousands, except per share amounts)
Net revenues:
Product	$458,243	$442,280	$944,481	$917,485
Service	88,332	94,630	178,333	183,960
Total net revenues	546,575	536,910	1,122,814	1,101,445
Cost of revenues:
Product	137,612	142,271	287,538	295,898
Service	36,754	40,347	73,384	78,585
Total cost of revenues	174,366	182,618	360,922	374,483
Gross margin	372,209	354,292	761,892	726,962
Operating expenses:
Research and development	91,870	90,554	177,101	177,710
Sales and marketing	143,078	139,597	283,316	272,262
General and administrative	20,722	21,112	45,393	41,255
Amortization of intangible assets	627	131	765	10,014
Acquisition and integration costs	2,344	—	2,344	—
Restructuring, goodwill impairment, and other related costs (benefits)	(637)	82,703	(637)	88,920
Gain on sale of network adapter business	—	—	—	(4,884)
Total operating expenses	258,004	334,097	508,282	585,277
Income from operations	114,205	20,195	253,610	141,685
Interest expense	(10,552)	(9,234)	(35,976)	(18,430)
Interest and other income (loss), net	466	(20)	(93)	(1,356)
Income before income tax	104,119	10,941	217,541	121,899
Income tax expense	27,079	24,625	53,234	54,699
Net income (loss)	$77,040	$(13,684)	$164,307	$67,200
Net income (loss) per share—basic	$0.18	$(0.03)	$0.39	$0.15
Net income (loss) per share—diluted	$0.18	$(0.03)	$0.38	$0.15
Shares used in per share calculation—basic	420,718	436,167	424,627	438,370
Shares used in per share calculation—diluted	433,234	436,167	436,195	451,999

Cash dividends declared per share	$0.035	$—	$0.07	$—

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 2, 2015	May 3, 2014	May 2, 2015	May 3, 2014
	(In thousands)
Net income (loss)	$77,040	$(13,684)	$164,307	$67,200
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	(143)	1,094	(1,918)	170
Net gains and losses reclassified into earnings	1,109	32	1,713	1
Net unrealized gains (losses) on cash flow hedges	966	1,126	(205)	171
Foreign currency translation adjustments	(1,068)	1,298	(5,289)	475
Total other comprehensive income (loss)	(102)	2,424	(5,494)	646
Total comprehensive income (loss)	$76,938	$(11,260)	$158,813	$67,846

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 2, 2015	November 1, 2014
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$1,366,812	$1,255,017
Accounts receivable, net of allowances for doubtful accounts of $1,676 and $80 at May 2, 2015, and November 1, 2014, respectively	185,136	224,913
Inventories	41,379	38,718
Deferred tax assets	103,501	92,692
Prepaid expenses and other current assets	54,501	46,665
Total current assets	1,751,329	1,658,005
Property and equipment, net	439,789	445,433
Goodwill	1,617,171	1,567,723
Intangible assets, net	83,118	26,658
Other assets	49,217	35,856
Total assets	$3,940,624	$3,733,675
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91,900	$93,705
Accrued employee compensation	135,906	169,018
Deferred revenue	234,110	239,993
Other accrued liabilities	82,198	84,592
Total current liabilities	544,114	587,308
Long-term debt, net of current portion	787,554	595,450
Non-current deferred revenue	72,084	71,746
Non-current income tax liability	48,156	39,647
Non-current deferred tax liabilities	24,047	27,153
Other non-current liabilities	3,748	4,310
Total liabilities	1,479,703	1,325,614
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 417,886 and 431,470 shares at May 2, 2015, and November 1, 2014, respectively	418	431
Additional paid-in capital	1,698,111	1,774,197
Accumulated other comprehensive loss	(24,308)	(18,814)
Retained earnings	786,700	652,247
Total stockholders’ equity	2,460,921	2,408,061
Total liabilities and stockholders’ equity	$3,940,624	$3,733,675

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	May 2, 2015	May 3, 2014
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$77,040	$(13,684)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(13,468)	(13,080)
Depreciation and amortization	20,672	21,173
Loss on disposal of property and equipment	797	830
Amortization of debt issuance costs and debt discount	4,168	285
Call premium cost related to lenders that did not participate in refinancing	(10,314)	—
Provision for doubtful accounts receivable and sales allowances	2,291	1,961
Non-cash stock-based compensation expense	16,075	21,052
Goodwill impairment charge	—	83,382
Changes in assets and liabilities, net of acquisitions:
Restricted cash	11,918	—
Accounts receivable	52,493	22,495
Inventories	1,853	2,473
Prepaid expenses and other assets	(19,956)	(11,857)
Deferred tax assets	9	(38)
Accounts payable	2,616	951
Accrued employee compensation	37,036	27,470
Deferred revenue	(6,959)	5,987
Other accrued liabilities	26,708	22,869
Restructuring liabilities	(1,105)	(4,025)
Net cash provided by operating activities	201,874	168,244
Cash flows from investing activities:
Purchases of non-marketable equity and debt investments	(150)	(223)
Purchases of property and equipment	(17,577)	(14,429)
Net cash paid in connection with acquisitions	(95,278)	—
Net cash used in investing activities	(113,005)	(14,652)
Cash flows from financing activities:
Decrease in restricted cash	300,000	—
Payment of principal related to senior secured notes	(300,000)	—
Payment of debt issuance costs	(1,252)	—
Payment of principal related to capital leases	(113)	(1,141)
Common stock repurchases	(79,278)	(50,052)
Proceeds from issuance of common stock	939	22,120
Payment of cash dividends to stockholders	(14,748)	—
Excess tax benefits from stock-based compensation	13,468	13,080
Net cash used in financing activities	(80,984)	(15,993)
Effect of exchange rate fluctuations on cash and cash equivalents	(438)	1,327
Net increase in cash and cash equivalents	7,447	138,926
Cash and cash equivalents, beginning of period	1,359,365	998,687
Cash and cash equivalents, end of period	$1,366,812	$1,137,613

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	May 2, 2015	May 3, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$164,307	$67,200
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(29,570)	(27,415)
Depreciation and amortization	40,247	59,927
Loss on disposal of property and equipment	1,241	3,178
Gain on sale of network adapter business	—	(4,884)
Amortization of debt issuance costs and debt discount	5,224	566
Write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	4,808	—
Provision for doubtful accounts receivable and sales allowances	4,694	3,528
Non-cash stock-based compensation expense	40,157	39,640
Goodwill impairment charge	—	83,382
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	35,237	52,266
Inventories	3,008	4,570
Prepaid expenses and other assets	(25,702)	(8,371)
Deferred tax assets	503	57
Accounts payable	(6,160)	(7,126)
Accrued employee compensation	(39,997)	(11,738)
Deferred revenue	(9,149)	573
Other accrued liabilities	25,285	33,324
Restructuring liabilities	(1,866)	(10,964)
Net cash provided by operating activities	212,267	277,713
Cash flows from investing activities:
Purchases of non-marketable equity and debt investments	(150)	(223)
Purchases of property and equipment	(34,091)	(27,395)
Purchase of intangible assets	(7,750)	—
Net cash paid in connection with acquisitions	(95,278)	—
Proceeds from collection of note receivable	250	250
Proceeds from sale of network adapter business	—	9,995
Net cash used in investing activities	(137,019)	(17,373)
Cash flows from financing activities:
Payment of principal related to senior secured notes	(300,000)	—
Payment of debt issuance costs	(1,661)	—
Payment of principal related to capital leases	(1,267)	(1,749)
Common stock repurchases	(208,244)	(190,432)
Proceeds from issuance of common stock	21,975	54,530
Payment of cash dividends to stockholders	(29,854)	—
Proceeds from convertible notes	565,656	—
Purchase of convertible hedge	(86,135)	—
Proceeds from issuance of warrants	51,175	—
Excess tax benefits from stock-based compensation	29,570	27,415
Net cash provided by (used in) financing activities	41,215	(110,236)
Effect of exchange rate fluctuations on cash and cash equivalents	(4,668)	512
Net increase in cash and cash equivalents	111,795	150,616
Cash and cash equivalents, beginning of period	1,255,017	986,997
Cash and cash equivalents, end of period	$1,366,812	$1,137,613

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	May 2, 2015	January 31, 2015	May 3, 2014
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$1,986	$3,816	$3,474
Amortization of intangible assets expense included in cost of revenues	1,857	637	396
Total gross margin impact from non-GAAP adjustments	3,843	4,453	3,870

Stock-based compensation expense included in research and development	3,080	4,933	4,422
Stock-based compensation expense included in sales and marketing	7,207	9,843	8,462
Stock-based compensation expense included in general and administrative	3,802	5,490	4,694
Amortization of intangible assets expense included in operating expenses	627	138	131
Acquisition and integration costs	2,344	—	—
Restructuring, goodwill impairment, and other related costs (benefits)	(637)	—	82,703
Total operating income impact from non-GAAP adjustments	20,266	24,857	104,282

Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	—	15,122	—
Convertible debt interest	3,639	678	—
Income tax effect of non-tax adjustments	(5,823)	(9,499)	(3,685)
Total net income impact from non-GAAP adjustments	$18,082	$31,158	$100,597

Gross margin reconciliation
GAAP gross margin	$372,209	$389,683	$354,292
Total gross margin impact from non-GAAP adjustments	3,843	4,453	3,870
Non-GAAP gross margin	$376,052	$394,136	$358,162
GAAP gross margin, as a percentage of total net revenues	68.1%	67.6%	66.0%
Non-GAAP gross margin, as a percentage of total net revenues	68.8%	68.4%	66.7%

Operating income reconciliation
GAAP operating income	$114,205	$139,405	$20,195
Total operating income impact from non-GAAP adjustments	20,266	24,857	104,282
Non-GAAP operating income	$134,471	$164,262	$124,477
GAAP operating income, as a percentage of total net revenues	20.9%	24.2%	3.8%
Non-GAAP operating income, as a percentage of total net revenues	24.6%	28.5%	23.2%

Net income (loss) and net income (loss) per share reconciliation
Net income (loss) on a GAAP basis	$77,040	$87,267	$(13,684)
Total net income impact from non-GAAP adjustments	18,082	31,158	100,597
Non-GAAP net income	$95,122	$118,425	$86,913
Non-GAAP net income per share—basic	$0.23	$0.28	$0.20
Non-GAAP net income per share—diluted	$0.22	$0.27	$0.19
Shares used in non-GAAP per share calculation—basic	420,718	428,536	436,167
Shares used in non-GAAP per share calculation—diluted	433,234	439,156	450,449